Immediate Release
   Contact: Mary Brevard, 248-373-2406
   A&B FD (PR for BorgWarner):

   Ivo Lingnau, +49 (0)69 92037 133

   BORGWARNER BUYS MAJORITY STAKE IN BERU AG
   FOR EURO 367 MILLION;
   DEAL EXPANDS BORGWARNER'S ENGINE TECHNOLOGY

   IN RAPIDLY GROWING DIESEL MARKET AND
   ELECTRONICS

   Auburn Hills, Michigan, January 4, 2005
   BorgWarner Inc. (NYSE: BWA) announced today that, through one of its wholly-owned German subsidiaries, it has completed the purchase of approximately 62% of the outstanding shares of German-based Beru AG from its major shareholders, The Carlyle Group and a group of family shareholders. The purchase was a cash transaction at a price of E59 per share or E367 million (approximately US $490 million at current exchange rate of 1.335).
   Of the E367 million in financing, E240
   million was borrowed locally and the
   remainder was funded by available cash
   balances.

   "We are excited to team up with Beru, a
   technology leader much like BorgWarner," said Timothy M. Manganello, Chairman and CEO of BorgWarner. " Having a majority ownership in Beru gives us additional access to the fast-growing diesel market and enhances our sensor and engine electronics expertise. In addition,Beru's technology and product expertise complements and strengthens our market presence with global automakers. Beru produces excellent products, has an expanding business in one of the fastest growing sectors of the automotive market, and has a strong and well-respected senior management team. We intend to maintain Beru as a stand-alone business of BorgWarner within our Engine Group and do not anticipate employment changes as a result of this transaction."

   The transaction is expected to be accretive to earnings beginning in 2005. Beru results will be consolidated within the BorgWarner
   Engine Group beginning in the first quarter of 2005.

   Headquartered in Ludwigsburg, Germany, Beru
   AG is a leading global automotive supplier and manufacturer of diesel cold starting technology (glow plugs and instant starting systems); gasoline ignition technology
   (spark plugs and ignition coils); and
   electronic and sensor technology (tire
   pressure sensors, diesel cabin heaters and selected sensors.) Beru's major customers include, among others, BMW, DCX, GM/Fiat, VW/ Audi, Ford, Porsche, PSA, Renault,
   Isuzu, Siemens VDO, Valeo, Deutz, and MAN.
   Beru employs approximately 2,700 employees.
   On a trailing twelve-month basis ending
   September 30, 2004, Beru's net income was
   E36.8 million excluding exceptional items on sales of E379.9 million.


   BorgWarner Inc. (NYSE: BWA) is a product leader in highly engineered components and systems for vehicle powertrain applications worldwide. The company operates manufacturing and technical facilities in 43 locations in 14 countries.
   Customers include Ford, DaimlerChrysler,
   General Motors, Toyota, Honda, Hyundai/Kia,
   Caterpillar, Navistar International,
   Renault/Nissan, Peugeot and VW/Audi.

   Additional Information
   BorgWarner Germany GmbH, a wholly-owned
   subsidiary of BorgWarner Inc. (the
   "Company"), has commenced, in accordance with German law, a public tender offer (the
   "Tender Offer") for all of Beru AG's
   remaining outstanding stock. This Tender
   Offer is not being made directly or
   indirectly in or into the United States, or by use of the mails of, or by any means or instrumentality (including, without limitation, the mail, facsimile transmission, telex or telephone) of interstate or foreign commerce or any facilities of any national securities exchange of the United States. The Tender
   Offer will not, and should not, be accepted by any such use, means, instrumentality or facility involving or from within the United
   States, and United States persons will not have the Tender Offer available to them, directly or indirectly, within the United
   States. Accordingly, information regarding the Tender Offer is not meant for publication or distribution in or into the United States nor does it represent an extension of a tender offer into the United
   States. This communication is for
   information purposes only. It shall not
   constitute an offer to purchase, sell or exchange or the solicitation of an offer to purchase, sell or exchange any securities of Beru. The distribution of this news release may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions.

   Forward-Looking Statements Statements
   contained in this news release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation
   Reform Act that are based on management's current expectations, estimates and projections. Words such as "expects,"
   "anticipates," "intends," "plans,"
   "believes," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements.
   Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. Such risks and uncertainties include:
   fluctuations in domestic or foreign
   automotive production, the continued use of outside suppliers by original equipment manufacturers, fluctuations in demand for vehicles containing the Company's products, general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange
   Commission, including the Cautionary
   Statements filed as Exhibit 99.1 to the Form
   10-K for the fiscal year ended December 31, 2003. The Company does not undertake any obligation to update any forward-looking statement.
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